UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Buffalo Wild Wings, Inc.
(Name of Registrant as Specified In Its Charter)

MARCATO CAPITAL MANAGEMENT LP MARCATO INTERNATIONAL MASTER FUND LTD. MARCATO SPECIAL OPPORTUNITIES MASTER FUND LP SCOTT O. BERGREN RICHARD T. MCGUIRE III SAM ROVIT EMIL LEE SANDERS
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 22, 2017, Marcato Capital Management LP and certain affiliates issued the following press release, which was also posted on http://www.winningatwildwings.com:

MARCATO ANSWERS FREQUENTLY ASKED QUESTIONS REGARDING ITS INVESTMENT
 IN BUFFALO WILD WINGS

Highlights Distinct Skill Sets of Marcato’s Highly-Qualified Nominees and
 Why Change at BWLD Board is Warranted Now

San Francisco – May 22, 2017 – Marcato Capital Management LP (“Marcato”), a San Francisco-based investment manager which manages funds that now beneficially own approximately 9.9% of the outstanding common shares of Buffalo Wild Wings, Inc. (NASDAQ: BWLD) (“Buffalo Wild Wings” or the “Company”), today published a detailed FAQ that answers pertinent questions Marcato has received in connection with its proxy campaign to restore value at Buffalo Wild Wings.

The FAQ ensures BWLD shareholders have the facts about Marcato’s nominees and their qualifications to serve on the BWLD Board in advance of the important election of directors at BWLD’s Annual Meeting on June 2, 2017. The FAQ also highlights the urgent need for change on the BWLD Board, and how Marcato’s nominees, if elected, will use their distinct skill sets to ensure the Company’s business strategies translate into meaningful, long-term value for BWLD shareholders.

The FAQ is available below and here.

# VOTE THE WHITE PROXY CARD TODAY!

MARCATO

## 1. Why should I support the Marcato nominees?

- Marcato's carefully selected, highly-qualified director nominees have the extensive restaurant industry operating, strategic and financial expertise that the incumbent directors do not possess, and will bring fresh perspectives and robust oversight to Buffalo Wild Wings' Board.
- Importantly, Marcato's nominees, if elected, pledge to work with the incumbent directors to ensure that the Company's business strategies translate into meaningful, long-term value for BWLD shareholders.
- If elected, Marcato's nominees will be intensely focused on:
  - *Reinvigorating the Buffalo Wild Wings brand;*
  - *Recapturing neglected operating margin opportunities;*
  - *Establishing a sound capital allocation framework;*
  - *Implementing a coherent and capital efficient franchising strategy; and*
  - *Realigning management incentives.*

## 2. Why should I vote for all four of Marcato's nominees?

- Marcato's nominees bring distinct skill sets that the incumbent directors lack, and which would benefit the BWLD Board.
  - *Mr. Bergren, a best-in-class casual dining executive, brings global restaurant brand management experience, significant food and concept innovation expertise, and a unique operational perspective, having served in senior operating roles at one of the world's largest restaurant companies, YUM! Brands. In addition, if elected, he would be the only former CEO of a global casual dining restaurant company to serve on the Board.*
  - *Mr. Rovit, a recognized expert in corporate transformation with deep knowledge of global food and restaurant companies, has served as both a management consultant and senior operating executive and currently is President and Chief Executive Officer of CTI Foods.*
  - *Mr. Sanders, a seasoned restaurant and franchise industry executive, brings significant operational and strategic planning experience, having previously served at companies including Buffalo Wild Wings, TGI Fridays, Johnny Rockets Group, Dunkin' Brands, General Mills, Inc., Frito-Lay and Kraft. In addition, if elected, he would be the only director with full-service bar, international casual dining development and franchising experience at multiple casual dining restaurant concepts as well as the only director with intimate knowledge of the BWLD franchise system.*
  - *Mr. McGuire, one of Buffalo Wild Wings' largest investors, is a sophisticated investment professional committed to ensuring that boards of directors and corporate executives employ frameworks and strategies that maximize long-term shareholder value.*

## 3. What does having a shareholder on the Board add?

- Having a shareholder on the BWLD Board brings an ownership mentality to the boardroom.
- Marcato believes the incumbent directors have insufficient economic interest in BWLD and that the Company would benefit from oversight by directors with more capital at risk.
- Marcato has the capability to provide independent research and analysis to support intelligent and fully-informed decision making. Today, the Board is limited to information provided by management or by financial advisors.

**4. There has already been change on the BWLD Board, why is more warranted?**

- BWLD's current Board continues to lack the casual dining restaurant experience that is needed to return Buffalo Wild Wings to a path of profitable growth.
- There are no casual-dining operators on BWLD's current Board, nor any on their proposed slate.
  - *Scott Bergren, former CEO of YUM! Brands' Pizza Hut business; Lee Sanders, experienced franchise industry executive having worked at TGI Fridays, Johnny Rockets Group and Dunkin' Brands; and Sam Rovit, President and CEO of CTI Foods, possess the strategic, financial and operating expertise to help solve the Company's persistent failings.*
- BWLD's incumbent directors have endorsed and celebrated management decisions that have reduced shareholder value, including:
  - *Buying in franchisees at premium multiples to mask declines in organic revenue and earnings growth;*
  - *Rejecting the merits or feasibility of a highly-franchised business model despite validation by numerous industry experts;*
  - *Selling underperforming restaurants as a backdoor way of improving margins, rather than addressing the operational issues directly; and*
  - *Relying on discounting to drive traffic and sales in the short-term at the expense of profits and brand sustainability.*
- The incumbent directors have a negligible economic interest in BWLD, and in Marcato's view, are therefore unable to provide the oversight and accountability that shareholders deserve.
  - *Mr. McGuire, one of Buffalo Wild Wings' largest investors, is a sophisticated investment professional committed to ensuring that boards of directors and corporate executives employ frameworks and strategies that maximize long-term shareholder value.*

**5. Are there any conflicts of interest between Marcato's nominees and BWLD?**

- There are no conflicts of interest with Marcato's nomination of any of its nominees to the BWLD Board.
  - *Marcato's nominees have not and do not seek to act as a principal in any investment in Buffalo Wild Wings' restaurants.*

**6. Have Marcato's nominees ever provided consulting advice to Buffalo Wild Wings or its franchisees?**

- Marcato's nominee, Mr. Sanders', primary occupation is a third-party consultant largely for private equity and family office clients that pursue investments in a wide variety of restaurant concepts and brands, including Buffalo Wild Wings. Mr. Sanders provided professional consulting advice on one occasion to a Buffalo Wild Wings franchisee in 2015, Food Management Partners, who sold 41 existing units to Buffalo Wild Wings.
  - *This does not in any way represent a conflict of interest, nor does it or should it impair his ability to serve as a director of BWLD.*
  - *Prior to Marcato's nominating Mr. Sanders to the BWLD Board, Mr. Sanders agreed that, if elected, he would cease all consulting activities related to Buffalo Wild Wings, thereby precluding any potential or perceived future conflicts of interest.*
  - *As a Board member, Mr. Sanders will also cease offering or providing consulting services to casual dining brands which might be a conflict of interest to Buffalo Wild Wings. These competitors are clearly defined in the Buffalo Wild Wings Franchise Disclosure Document.*

**7. Do any of Marcato's nominees own a Buffalo Wild Wings restaurant or any other restaurant concepts?**

- None of Marcato's nominees are a franchisee owner, or investor, in any Buffalo Wild Wings.
- Marcato's nominee, Mr. Sanders, is a franchisee of Golden Chick Quick Service Restaurant units, but this in no way conflicts him to serve on the BWLD Board. To the contrary, having a current understanding of consumer trends and innovation in areas of food, technology, and customer service will bring significantly more value to the BWLD Board than the other directors with no direct knowledge of the restaurant industry.

Marcato encourages all BWLD shareholders to visit www.WinningAtWildWings.com to review the FAQ and additional information about Marcato’s investment in Buffalo Wild Wings.

Your Vote Is Important, No Matter How Many or How Few Shares You Own!

Please vote today by telephone, via the Internet or
by signing, dating and returning the enclosed WHITE proxy card.
Simply follow the easy instructions on the WHITE proxy card.

If you have questions about how to vote your shares, please contact:

INNISFREE M&A INCORPORATED
Shareholders May Call Toll-free: (888) 750-5834
Banks and Brokers May Call Collect: (212) 750-5833

REMEMBER:
Please simply discard any Yellow proxy card that you may receive from Buffalo Wild Wings. Returning a Yellow proxy card – even if you “withhold” on the Company’s nominees – will revoke any vote you had previously submitted on Marcato’s
WHITE proxy card.

Media:
Jonathan Gasthalter/Nathaniel Garnick/Amanda Klein
Gasthalter & Co.
(212) 257-4170

Investors:
Scott Winter/Larry Miller
Innisfree M&A Incorporated
(212) 750-5833

FORWARD LOOKING STATEMENTS

The press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which reflect Marcato’s views with respect to, among other things, future events and financial performance.  Forward-looking statements are subject to various risks and uncertainties and assumptions.  There can be no assurance that any idea or assumption herein is, or will be proven, correct.  If one or more of the risks or uncertainties materialize, or if Marcato’s underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Marcato that the future plans, estimates or expectations contemplated will ever be achieved.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS
Marcato International Master Fund Ltd. (“Marcato International”), together with the other participants in Marcato International’s proxy solicitation, have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying WHITE proxy card to be used to solicit proxies in connection with the 2017 annual meeting of shareholders (the “Annual Meeting”) of Buffalo Wild Wings, Inc. (the “Company”). Shareholders are advised to read the proxy statement and any other documents related to the solicitation of shareholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the participants in Marcato International’s proxy solicitation. These materials and other materials filed by Marcato International with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Marcato International with the SEC are also available, without charge, by directing a request to Marcato International’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834 (banks and brokers may call collect at (212) 750-5833).

The participants in the proxy solicitation are Marcato International, Marcato Capital Management LP, Marcato Special Opportunities Master Fund LP (“Marcato Special Opportunities Fund”), Emil Lee Sanders, Richard T. McGuire III, Sam Rovit and Scott O. Bergren (collectively, the “Participants”).

As of the date hereof, Marcato International directly owns 950,000 shares of common stock, no par value, of the Company (the “Common Stock”) and American style call options referencing an aggregate of 615,000 shares of Common Stock representing approximately 9.7% of the outstanding shares of Common Stock. As of the date hereof, Marcato Special Opportunities Fund directly owns 32,600 shares of Common Stock, representing approximately 0.2% of the outstanding shares of Common Stock.

In addition, Marcato Capital Management LP, as the investment manager of Marcato International and Marcato Special Opportunities Fund, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares of Common Stock directly owned by Marcato International and Marcato Special Opportunities Fund and the shares of Common Stock underlying the call options held by Marcato International and, therefore, may be deemed to be the beneficial owner of such shares. By virtue of Mr. McGuire’s position as the managing partner of Marcato Capital Management LP, Mr. McGuire may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares of Common Stock directly owned by Marcato International and Marcato Special Opportunities Fund and the shares of Common Stock underlying the call options held by Marcato International and, therefore, Mr. McGuire may be deemed to be the beneficial owner of such shares.